Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249408) of Immatics N.V. of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 20-F.

Stuttgart, Germany

March 30, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer Wirtschaftsprüfer (German Public Auditor)	/s/ ppa. Andreas Schuster Wirtschaftsprüfer (German Public Auditor)